Exhibit 10.2

AMENDMENT TO THE
ANDREA ELECTRONICS CORPORATION
2006 EQUITY INCENTIVE PLAN

WHEREAS, the shareholders of Andrea Electronics Corporation (the “Company”) adopted the Andrea Electronics Corporation 2006 Equity Incentive Plan (the “Plan”) on November 16, 2006;

WHEREAS, on July 24, 2009, the foregoing amendment to the Plan was presented to and approved by shareholders at the annual meeting in order that such Plan and awards granted thereunder will qualify for certain favorable tax treatment and/or exemptive treatment from the short-swing profit recapture provisions of Section 16 of the Securities and Exchange Act of 1934.

NOW, THEREFORE, BE IT RESOLVED, effective as of the date of the approval of the amendment to the Plan by the Company’s shareholders, the Plan shall be amended as follows:

Section 5.2 of the Plan shall be amended to read:

5.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan (the “Share Limit”) is equal to the sum of (a) 18,000,000 shares.

IN WITNESS WHEREOF, the shareholders of the Company has adopted this Amendment to the Andrea Electronics Corporation 2006 Equity Incentive Plan.

ATTEST:	ANDREA ELECTRONICS CORPORATION

/s/ CORISA L. GUIFFRE	By:	/s/ DOUGLAS J. ANDREA
For the Entire Board of Directors